EXHIBIT 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-62361) of Metals USA, Inc. of our report dated June 16, 1999 relating to the financial statements of the Metals USA, Inc. 401
(k) Plan, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP
Hartford, Connecticut
June 25, 1999